EXHIBIT 23 (ii)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Health Care Centers of America, Inc.

     I hereby consent to the use of my report dated April 18, 1997, in the Form 10-KSB annual report of Health Care Centers of America, Inc., filed on Form 10-KSB in accordance with Section 13 of the Securities Exchange Act of 1934.

     I also consent to my report referred to above being considered as comprehending my opinion that the supplemental schedules of Health Care Centers of America. Inc. and its subsidiaries as of December 31. 1995 and 1996 and for each of the two years then ended, included in such annual report, when considered in relation to the basic consolidated financial statements, present fairly in all material respects the information shown therein.


                                                  /s/ W. Dale McGhie
                                                  -------------------
                                                  W. Dale McGhie, CPA


Reno, Nevada
April 22, 1997